United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 8, 2014

Date of Report

GO EZ CORPORATION, INC.

 (Exact name of Registrant as specified in its Charter)

Delaware	000-53116	22-2301634
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

101 First Street #493

Los Altos, CA USA 94022

 (Address of Principal Executive Offices)

(650) 283-2907

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAME REFERENCES

In this Current Report, references to “GEZC,” the “Company,” “we,” “our,” “us” and words of similar import refer to Go Ez Corporation, Inc., the Registrant, which is a Delaware corporation.

Item 1.01 Entry Into a Material Definitive Agreement.

On December 8, 2014, the Company entered into five (5) separate Novation Agreements with debt holders that allowed the Company to extinguish the debt owed to these debt holders and to instead issue shares of the Company’s Preferred Series B stock.   Under the terms of the Novation Agreements, the Company and debt holders agreed to extinguish the amount due and owing under five (5) Convertible Debentures and to relinquish any claims under the original terms of the Convertible Debentures and replace the amount owed to the debt holders by the Company with the issuances of shares of Preferred Series B stock.

The first Novation Agreement between the Company and Mr. Abraham Dominguez Cinta dated December 8, 2014 relates to a loan of $4,403.00 made by Mr. Cinta to the Company on November 17, 2014 and Convertible Debenture dated December 1, 2014, as amended December 8, 2014.  The Novation Agreement replaces the total amount owed as of December 31, 2014 of $4,432 with the issuance of five (5) shares of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

The second Novation Agreement between the Company and Mr. Cinta dated December 8, 2014 relates to a loan of $1,000.00 made by Mr. Cinta to the Company on June 30, 2014 and Convertible Debenture dated July 1, 2014, as amended December 8, 2014.  The Novation Agreement replaces the total amount owed as of November 30, 2014 of $1,417.00 with the issuance of two (2) shares of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

The third Novation Agreement between the Company and Mr. Cinta dated December 8, 2014 relates to a loan of $529.00 made by Mr. Cinta to the Company on September 30, 2014 and Convertible Debenture dated October 1, 2014, as amended December 8, 2014.  The Novation Agreement replaces the total amount owed as of November 30, 2014 of $536.00 with the issuance of one (1) share of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

The fourth Novation Agreement is between the Company and Profit Seeker Capital Management Corporation (“PSCM”) dated December 8, 2014 and relates to a loan of $77,547 made by PSCM to the Company on June 30, 2014 and Convertible Debenture dated July 1, 2014, as amended December 8, 2014.  The Novation Agreement replaces the total amount owed as of November 30, 2014 of $80,132 with the issuance of eighty-one (81) shares of Preferred Series B stock to PSCM pursuant to a Subscription Agreement between the parties of December 8, 2014.

The fifth Novation Agreement between the Company and PSCM dated December 8, 2014 relates to a loan of $16,247 made by PSCM to the Company on September 30, 2014 and Convertible Debenture dated October 1, 2014 as amended December 8, 2014.  The Novation Agreement replaces the total amount owed as of November 30, 2014 of $16,464 with the issuance of seventeen (17) shares of Preferred Series B stock to PSCM pursuant to a Subscription Agreement between the parties of December 8, 2014.

Item 9.01 Financial Statements and Exhibits.

(a)

Exhibits.

Exhibit No.	Exhibit Description
10.1	Novation Agreement #1 dated December 8, 2014 between Company and Abraham Cinta*
10.2	Subscription Agreement dated December 8, 2014 between Company and Abraham Cinta*
10.3	Novation Agreement #2 dated December 8, 2014 between Company and Abraham Cinta*
10.4	Subscription Agreement dated December 8, 2014 between Company and Abraham Cinta*
10.5	Novation Agreement #3 dated December 8, 2014 between Company and Abraham Cinta*
10.6	Subscription Agreement dated December 8, 2014 between Company and Abraham Cinta*
10.7	Novation Agreement #4 dated December 8, 2014 between Company and Profit Seeker Capital Management Corporation*
10.8	Subscription Agreement dated December 8, 2014 between Company and Profit Seeker Capital Management Corporation*
10.9	Novation Agreement #5 dated December 8, 2014 between Company and Profit Seeker Capital Management Corporation*
10.10	Subscription Agreement dated December 8, 2014 between Company and Profit Seeker Capital Management Corporation*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO EZ CORPORATION, INC.

Date:	December 9th, 2014	By:	/s/ Abraham Cinta
Abraham Cinta
President, Chief Executive Officer, CFO and Director